UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 7, 2006

(Date of earliest event reported.

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Effective March 7, 2006, the Board of Directors of Lenox Group Inc. (the “Company”) elected Lesa Chittenden Lim to the position of President of Lenox Brands, one of the Company’s principal business units.

Since 1998, Ms. Chittenden Lim, age 47, has been working as an independent consultant specializing in strategy development, mergers and acquisitions and marketing and sales effectiveness. She has been retained as a consultant by the Company for the past six months to assist with the integration of Lenox, Incorporated and D56, Inc., the Company’s two main operating subsidiaries. In that capacity, she has received to date $97,516.20 in fees and expenses from the Company.

Ms. Chittenden Lim has no family relationships with any member of the Board of Directors or any other executive officer of the Company, and is not a party to any transaction with the Company or any subsidiary of the Company, other than the consulting arrangement as described above, which was terminated effective March 7, 2006. Ms. Chittenden Lim and the Company have not entered into any employment agreement in connection with her election as President of Lenox Brands.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial and Operating Officer

Dated: March 13, 2006